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Exhibit 99.1
AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024
Page 1 of 8

AXT, Inc. Announces Fourth Quarter and Fiscal Year 2023 Financial Results

FREMONT, Calif., February 22, 2024 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor wafer substrates, today reported financial results for the fourth quarter and fiscal year, ended December 31, 2023.

Management Qualitative Comments

“We believe we are now beginning to see a recovery in our markets,” said Morris Young, chief executive officer. “In Q4, we achieved 18 percent sequential growth in our revenues and a 43 percent sequential improvement in our non-GAAP net income. While the overall demand environment remains somewhat soft, we are seeing increased orders for indium phosphide for both artificial intelligence (AI) and fiber optic applications. Further, the gallium arsenide market, which was the first of our markets to go into a correction, appears to have largely worked through excess inventory and is now reflecting truer demand. In total, we are looking forward to 2024 with optimism. We believe that the trends that have driven our revenue and customer expansion remain very much intact, with new catalysts such as AI providing strong incremental opportunity. AI will drive up the need for massive data transfer requirements with increased bandwidth, low attenuation and low distortion. We believe this will result in increased demand for indium phosphide as the best platform for rapid data transfer. We will continue to prioritize cost savings and efficiency, and are focused on accelerating our return to profitability.”

Fourth Quarter 2023 Results

In order to provide better clarity on its operational and financial results, AXT reports its financial results on both a GAAP and non-GAAP basis. Non-GAAP results exclude stock-based compensation expense. Investors can find GAAP to non-GAAP reconciliation tables in the financial statements in this earnings release.

●	Revenue for the fourth quarter of 2023 was $20.4 million, compared with $17.4 million in the third quarter of 2023 and $26.8 million for the fourth quarter of 2022.

●	GAAP gross margin was 22.6 percent of revenue for the fourth quarter of 2023, compared with 10.7 percent of revenue in the third quarter of 2023 and 32.1 percent for the fourth quarter of 2022.

●	Non-GAAP gross margin, after excluding charges for stock-based compensation, was 23.2 percent of revenue for the fourth quarter of 2023, compared with 11.3 percent of revenue in the third quarter of 2023 and 32.5 percent for the fourth quarter of 2022.

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

●	GAAP operating expenses were $8.2 million in the fourth quarter of 2023. This compares with $8.6 million in the third quarter of 2023 and $9.6 million for the fourth quarter of 2022.

●	Non-GAAP operating expenses were $7.5 million in the fourth quarter of 2023. This compares with $7.8 million in the third quarter of 2023 and $9.0 million for the fourth quarter of 2022.

●	GAAP operating loss for the fourth quarter of 2023 was an operating loss of ($3.6) million, compared with an operating loss of ($6.7) million in the third quarter of 2023 and an operating loss of ($1.0) million for the fourth quarter of 2022.

●	Non-GAAP operating loss for the fourth quarter of 2023 was an operating loss of ($2.7) million, compared with an operating loss of ($5.8) million in the third quarter of 2023 and an operating loss of ($0.3) million for the fourth quarter of 2022.

●	Non-operating income and expense, taxes and minority interest for the fourth quarter of 2023 was a net loss of ($0.1) million, compared with a net gain of $0.9 million in the third quarter of 2023 and a net gain of $2.3 million for the fourth quarter of 2022.

●	GAAP net income/(loss), after minority interests, for the fourth quarter of 2023 was a net loss of ($3.6) million, or ($0.09) per share, compared with a net loss of ($5.8) million or ($0.14) per share in the third quarter of 2023, and net income of $1.3 million or $0.03 per share for the fourth quarter of 2022.

●	Non-GAAP net income/(loss) for the fourth quarter of 2023 was a net loss of ($2.8) million, or ($0.07) per share, compared with a net loss of ($4.9) million or ($0.12) per share in the third quarter of 2023, and net income of $2.1 million or $0.05 per share for the fourth quarter of 2022.

Fiscal Year 2023 Results (January 1 to December 31, 2023)

●	Revenue for fiscal year 2023 was $75.8 million, compared with $141.1 million in fiscal year 2022.

●	GAAP gross margin for fiscal year 2023 was 17.6 percent of revenue, compared with 36.9 percent of revenue in fiscal year 2022.

●	Non-GAAP gross margin for fiscal year 2023 was 18.1 percent of revenue, compared with 37.2 percent of revenue in fiscal year 2022.

●	GAAP operating expenses for fiscal year 2023 were $34.9 million, compared with $39.6 million in fiscal year 2022.

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

●	Non-GAAP operating expenses for fiscal year 2023 were $31.8 million, compared with $35.9 million in fiscal year 2022.

●	GAAP operating profit/(loss) for fiscal year 2023 was an operating loss of ($21.6) million compared with an operating profit of $12.6 million in fiscal 2022.

●	Non-GAAP operating profit/(loss) for fiscal year 2023 was ($18.0) million compared with $16.6 million in fiscal 2022.

●	GAAP net income/(loss) for fiscal 2023 was a net loss of ($17.9) million, or ($0.42) per share, compared with net income of $15.8 million, or $0.37 per share for fiscal 2022.

●	Non-GAAP net income/(loss) for fiscal 2023 was a net loss of ($14.3) million, or ($0.34) per share, compared with net income of $19.8 million, or $0.46 per share for fiscal 2022.

STAR Market Listing Update

On January 10, 2022, AXT announced that Beijing Tongmei Xtal Technology Co., Ltd. (“Tongmei”), its subsidiary in Beijing, China, submitted to the Shanghai Stock Exchange (the “SSE”) its application to list its shares in an initial public offering (the “IPO”) on the SSE’s Sci-Tech innovAtion boaRd (the “STAR Market”) and the application was accepted for review. Subsequently, Tongmei responded to several rounds of questions received from the SSE. On July 12, 2022, the SSE approved the listing of Tongmei’s shares in an IPO on the STAR Market. On August 1, 2022, the China Securities Regulatory Commission (the “CSRC”) accepted for review Tongmei’s IPO application. The STAR Market IPO remains subject to review and approval by the CSRC and other authorities. The process of going public on the STAR Market includes several periods of review and, therefore, is a lengthy process. Subject to review and approval by the CSRC and other authorities, Tongmei hopes to accomplish this goal in the coming months. AXT has posted a brief summary of the plan and the process on its website at http://www.axt.com.

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (passcode 4378083) until March 7, 2024. Financial and statistical information to be discussed in the call will be available on the company’s website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor wafer substrates comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s wafer substrates are used when a typical

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

silicon wafer substrate cannot meet the performance requirements of a semiconductor or optoelectronic device. End markets include 5G infrastructure, data center connectivity (silicon photonics), passive optical networks, LED lighting, lasers, sensors, power amplifiers for wireless devices and satellite solar cells. AXT’s worldwide headquarters are in Fremont, California where the company maintains sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the company has partial ownership in more than ten companies in China producing raw materials and consumables for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

Note Regarding Use of Non-GAAP Financial Measures

As discussed above, the company provides certain non-GAAP financial measures that exclude stock-based compensation in addition to, and not as a substitute for, or because it believes that such information is superior to, financial measures calculated in accordance with GAAP. The company believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and provide better comparability with our peer companies, many of which also use similar non-GAAP financial measures. Further, the company believes that these non-GAAP financial measures offer an important analytical tool to help investors understand the company’s core operating results and trends. In addition, management uses non-GAAP financial measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark its performance externally against peer companies. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of the company’s non-GAAP financial measures as tools for comparison. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation of our GAAP consolidated financial statements to our non-GAAP consolidated financial statements is provided below.

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

Forward-Looking Statements

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the timing and completion of the proposed listing of shares of Tongmei on the STAR Market. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenue	$20,429	$26,795	$75,795	$141,118
Cost of revenue	15,802	18,199	62,477	88,997
Gross profit	4,627	8,596	13,318	52,121
Operating expenses:
Selling, general and administrative	5,367	5,935	22,806	25,654
Research and development	2,820	3,662	12,081	13,913
Total operating expenses	8,187	9,597	34,887	39,567
Income (loss) from operations	(3,560)	(1,001)	(21,569)	12,554
Interest expense, net	(384)	(401)	(1,527)	(1,071)
Equity in income (loss) of unconsolidated joint ventures	(460)	649	1,884	5,957
Other income, net	897	2,245	2,179	3,487
Income (loss) before provision (benefit) for income taxes	(3,507)	1,492	(19,033)	20,927
Provision (benefit) for income taxes	252	(3)	160	2,185
Net income (loss)	(3,759)	1,495	(19,193)	18,742
Less: Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	138	(154)	1,312	(2,931)
Net income (loss) attributable to AXT, Inc.	$(3,621)	$1,341	$(17,881)	$15,811
Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.09)	$0.03	$(0.42)	$0.37
Diluted	$(0.09)	$0.03	$(0.42)	$0.37
Weighted-average number of common shares outstanding:
Basic	42,851	42,383	42,643	42,104
Diluted	42,851	42,705	42,643	42,715

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31,	December 31,
	2023	2022

ASSETS
Current assets:
Cash and cash equivalents	$37,752	$34,948
Restricted cash	12,362	6,400
Short-term investments	2,140	9,339
Accounts receivable, net	19,256	29,252
Inventories	86,503	89,629
Prepaid expenses and other current assets	12,643	13,977
Total current assets	170,656	183,545
Long-term investments	—	2,118
Property, plant and equipment, net	166,348	161,017
Operating lease right-of-use assets	2,799	1,761
Other assets	18,898	21,631
Total assets	$358,701	$370,072
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,617	$10,084
Accrued liabilities	19,019	18,164
Bank loans	52,921	47,078
Total current liabilities	81,557	75,326
Noncurrent operating lease liabilities	2,351	1,322
Other long-term liabilities	5,647	3,678
Total liabilities	89,555	80,326

Redeemable noncontrolling interests	41,663	44,846

Stockholders’ equity:
Preferred stock	3,532	3,532
Common stock	44	44
Additional paid-in capital	238,452	235,308
Accumulated deficit	(32,040)	(14,159)
Accumulated other comprehensive loss	(5,999)	(3,118)
Total AXT, Inc. stockholders’ equity	203,989	221,607
Noncontrolling interests	23,494	23,293
Total stockholders’ equity	227,483	244,900
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$358,701	$370,072

AXT, Inc. Fourth Quarter and Fiscal Year 2023 Results
February 22, 2024

AXT, INC.

Reconciliation of Statements of Operations Under GAAP and Non-GAAP

(Unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
GAAP gross profit	$4,627	$8,596	$13,318	$52,121
Stock-based compensation expense	103	102	414	379
Non-GAAP gross profit	$4,730	$8,698	$13,732	$52,500

GAAP operating expenses	$8,187	$9,597	$34,887	$39,567
Stock-based compensation expense	719	643	3,126	3,627
Non-GAAP operating expenses	$7,468	$8,954	$31,761	$35,940

GAAP income (loss) from operations	$(3,560)	$(1,001)	$(21,569)	$12,554
Stock-based compensation expense	822	745	3,540	4,006
Non-GAAP income (loss) from operations	$(2,738)	$(256)	$(18,029)	$16,560

GAAP net income (loss)	$(3,621)	$1,341	$(17,881)	$15,811
Stock-based compensation expense	822	745	3,540	4,006
Non-GAAP net income (loss)	$(2,799)	$2,086	$(14,341)	$19,817

GAAP net income (loss) per diluted share	$(0.09)	$0.03	$(0.42)	$0.37
Stock-based compensation expense per diluted share	$0.02	$0.02	$0.08	$0.09
Non-GAAP net income (loss) per diluted share	$(0.07)	$0.05	$(0.34)	$0.46

Shares used to compute diluted net income per share	42,851	42,705	42,643	42,715